UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2021

LIVEONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2505

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LVO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2021, LiveOne, Inc. (the “Company”) announced that it has appointed Aaron Sullivan, the Company’s current Vice President and Controller, as the Interim Chief Financial Officer and Interim Secretary of the Company effective as of December 31, 2021 (the “Effective Date”), to succeed Michael Quartieri, current Executive Vice President, Chief Financial Officer and Secretary of the Company. Mr. Sullivan will also assume the role of Interim Principal Accounting Officer of the Company.

On the Effective Date, Mr. Sullivan will succeed Michael Quartieri who notified the Company on December 14, 2021 that he is leaving the Company to pursue another professional opportunity effective as of the Effective Date. Mr. Quartieri’s departure is not as a result of any dispute with the Company. The Company has commenced a search for Mr. Quartieri’s full-time successor.

Mr. Sullivan, age 40, has served as the Company’s Vice President and Controller since March 2019. Mr. Sullivan is a seasoned executive with extensive financial, mergers and acquisitions and operational experience in building, managing and scaling organizations, as well with financial reporting and internal controls. Mr. Sullivan has built and led financial organizations across multi-billion-dollar technology companies. Prior to his appointment as the Company’s Vice President and Controller, Mr. Sullivan served as the Controller - Cloud of j2 Global, Inc. (now Consensus Cloud Solutions, Inc.), a cloud software company, since July 2015. Prior to that, Mr. Sullivan worked at PricewaterhouseCoopers LLP, a global public accounting firm. Mr. Sullivan holds a B.A, Business & Economics degree from Trinity College Dublin, Ireland and is a Certified Public Accountant.

There is no arrangement or understanding between Mr. Sullivan and any other persons pursuant to which Mr. Sullivan was appointed to his positions. There are no family relationships between Mr. Sullivan and any of the Company’s officers or directors. Other than as described below, there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Sullivan has a material interest subject to disclosure under Item 404(a) of Regulation S-K. In connection with his appointment, the Company may provide additional compensation to Mr. Sullivan in the future.

Item 7.01	Regulation FD Disclosure.

On December 15, 2021, the Company issued a press release announcing that it will name Mr. Sullivan as the Company’s Interim Chief Financial Officer and Interim Secretary and Mr. Quartieri’s departure as the Company’s Executive Vice President, Chief Financial Officer and Secretary. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
99.1*	Press release, dated December 15, 2021.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEONE, INC.

Dated: December 15, 2021	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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